Schedule II

Transactions in Common Stock
(60-day period ended February 11, 2026)

Reporting Person	Date	Amount	Price Per Share		Buy/Sell	Execution Type
Averill Master Fund, Ltd.	2/4/2026	10,004	$34.25	(1)	Buy	New York Stock Exchange
Averill Master Fund, Ltd.	2/4/2026	10,676	$34.74	(2)	Buy	New York Stock Exchange
Averill Master Fund, Ltd.	2/4/2026	14,659	$36.27	(3)	Buy	New York Stock Exchange
Averill Master Fund, Ltd.	2/4/2026	53,344	$37.11	(4)	Buy	New York Stock Exchange
Averill Master Fund, Ltd.	2/4/2026	25,908	$38.09	(5)	Buy	New York Stock Exchange
Averill Master Fund, Ltd.	2/4/2026	18,489	$38.90	(6)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/4/2026	1,720	$34.25	(1)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/4/2026	1,835	$34.74	(2)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/4/2026	2,519	$36.27	(3)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/4/2026	9,168	$37.11	(4)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/4/2026	4,453	$38.09	(5)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/4/2026	3,178	$38.90	(6)	Buy	New York Stock Exchange
Averill Master Fund, Ltd.	2/5/2026	424,421	N/A		Buy	Acquisition upon conversion of Series B Preferred Stock
Averill Master Fund, Ltd.	2/5/2026	877,497	N/A		Buy	Acquisition upon conversion of Series C Preferred Stock
Averill Master Fund, Ltd.	2/5/2026	1,813,540	$17.00		Buy	Acquisition in the Initial Offering
Averill Madison Master Fund, Ltd.	2/5/2026	59,399	N/A		Buy	Acquisition upon conversion of Series C Preferred Stock
Averill Madison Master Fund, Ltd.	2/5/2026	311,460	$17.00		Buy	Acquisition in the Initial Offering
Averill Madison Master Fund, Ltd.	2/5/2026	3,832	$36.07	(7)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/5/2026	19,199	$36.93	(8)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/5/2026	38,771	$37.63	(9)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/5/2026	17,835	$38.67	(10)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/5/2026	16,563	$39.80	(11)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/6/2026	11,183	$35.97	(12)	Buy	New York Stock Exchange
Averill Madison Master Fund, Ltd.	2/6/2026	19,338	$36.55	(13)	Buy	New York Stock Exchange

(1)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $33.50 to $34.50. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(2)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.53 to $35.42. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(3)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.55 to $36.55. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(4)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $36.56 to $37.56. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(5)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $37.57 to $38.57. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(6)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $38.58 to $39.50. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(7)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.14 to $36.14. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(8)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $36.18 to $37.18. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(9)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $37.19 to $38.18. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(10)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $38.20 to $39.20. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(11)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $39.21 to $40.00. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(12)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.26 to $36.26. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.

(13)
The price reported is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $36.26 to $37.26. The Reporting Person undertakes to provide the Issuer, any security holder of the Issuer, or the staff at the Securities and Exchange Commission, upon request, the full information regarding the number of shares purchased at each separate price within the ranges set forth above.